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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the use in this Registration Statement on Form S-1 of our report dated March 1, 2006, except as to the seventh paragraph of Note 14, and the change in operating segments described in Notes 1, 3, 4, and 11 for which the dates are March 14, 2006 and October 4, 2006, respectively, relating to the financial statements and financial statement schedule of Advanstar Communications Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Minneapolis, Minnesota
October 4, 2006

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM